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                                                                     EXHIBIT 4.6

                          TRADEMARK SECURITY AGREEMENT

         This TRADEMARK SECURITY AGREEMENT, dated as of December 6, 2001 (this "AGREEMENT"), is among MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company (the "COMPANY"); MAJESTIC INVESTOR CAPITAL CORP., a Delaware corporation (together with the Company, the "ISSUERS"); each of the undersigned Subsidiaries of the Company (together with the Issuers, the "DEBTORS"); and THE BANK OF NEW YORK (together with any successor Trustee pursuant to the terms of the Indenture, the "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of the holders of the Notes of the Issuers issued under the Indenture.

                                    RECITALS

         WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), by and among the Debtors and the Secured Party;

         WHEREAS, in consideration of the extension of credit as set forth in the Indenture, each Debtor has agreed to secure all obligations under the Indenture;

         WHEREAS, in accordance with the Indenture, the Debtors and the Secured Party have entered into that certain Pledge and Security Agreement, dated as of the date hereof (the "PLEDGE AND SECURITY AGREEMENT"); and

         WHEREAS, under the Pledge and Security Agreement, the Debtors are required to execute and deliver this Agreement, and grant to the Secured Party a security interest in and continuing lien in all of the Trademarks;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Debtor and the Secured Party agree as follows:

1.       DEFINITIONS

         1.1 Defined Terms. In this Agreement, including in the paragraphs above, unless otherwise defined herein or the context otherwise requires, capitalized terms have the meanings set forth in the Pledge and Security Agreement.

2.       GRANT OF SECURITY

         2.1 Grant of Security. Subject to applicable Gaming Laws (with respect to those Debtors which are Gaming Subsidiaries), each Debtor hereby grants to the Secured Party a security interest in and continuing lien on all of such Debtor's right, title and interest in, to and under all Trademarks, and all related goodwill, of such Debtor including, but not limited to, those referenced in SCHEDULE A hereto.

         2.2 Pledge and Security Agreement. This Agreement has been executed and delivered by the Debtors for the purpose of recording the security interest of the Secured Party in the Trademarks with the United States Patent and Trademark Office. The security interest and continuing lien granted herein has been granted as a supplement to, and not in limitation of, the security interest and continuing lien granted to the Secured Party under the Pledge and Security Agreement. The Pledge and Security Agreement (including without limitation
Section 2 therein,



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and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms, and is incorporated herein by reference.

3.       RELEASE OF SECURITY INTEREST

         3.1 Release of Security Interest. For the avoidance of doubt, upon the payment in full of all Secured Obligations, the security interest and continuing lien granted hereby shall be released hereunder and of record and all rights to the Trademarks granted hereunder shall revert to the Debtors. Upon any such termination the Secured Party shall, at the Debtors' expense, execute and deliver to the Debtors such documents as the Debtors shall reasonably request to evidence such termination.

4.       COUNTERPARTS

         4.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, each Debtor and the Secured Party have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                          MAJESTIC INVESTOR HOLDINGS, LLC


                          By:      /s/ Don H. Barden
                                   -----------------------------------
                                   Name: Don H. Barden
                                   Title: Manager


                          MAJESTIC INVESTOR CAPITAL CORP.


                          By:      /s/ Don H. Barden
                                   -----------------------------------
                                   Name: Don H. Barden
                                   Title: President


                          BARDEN NEVADA GAMING, LLC


                          By:      /s/ Don H. Barden
                                   -----------------------------------
                                   Name: Don H. Barden
                                   Title: President


                          BARDEN MISSISSIPPI GAMING, LLC


                          By:      /s/ Don H. Barden
                                   -----------------------------------
                                   Name: Don H. Barden
                                   Title: Manager


                          BARDEN COLORADO GAMING, LLC


                          By:      /s/ Don H. Barden
                                   -----------------------------------
                                   Name: Don H. Barden
                                   Title: Manager


                          THE BANK OF NEW YORK


                          By:      /s/ Robert A. Massimillo
                                   -----------------------------------
                                   Name: Robert A. Massimillo
                                   Title: Vice President



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                                                                       EXHIBIT A
                                                             TO PLEDGE AGREEMENT


                            FORM OF PLEDGE SUPPLEMENT

      This PLEDGE SUPPLEMENT, dated [MM/DD/YY], is delivered pursuant to the Pledge Agreement, dated as of December __, 2001 (as it may be from time to time amended, restated, modified or supplemented, the "PLEDGE AGREEMENT"), between Majestic Investor, LLC and The Bank of New York, as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

      Pledgor hereby confirms, as of the date first written above, the grant to Secured Party set forth in the Pledge Agreement of, does hereby grant to Secured Party, a security interest in all of Pledgor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located and hereby agrees, as of the date first above written, to continue to be bound as Pledgor by all of the terms and provisions of the Pledge Agreement, as supplemented by this Pledge Supplement. Pledgor hereby makes each representation, warranty and covenant set forth in
Section 4 of the Pledge Agreement and hereby represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Pledge Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Pledge Agreement.

            IN WITNESS WHEREOF, Pledgor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].


                                    MAJESTIC INVESTOR, LLC


                                    By:_____________________________
                                       Name:
            Title: